SALE AND PURCHASE AGREEMENT

         THIS SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into this 27th day of February, 2002 by and between JVWeb, Inc., a Delaware corporation ("Seller"), and Greg J. Micek ("Purchaser").

         WHEREAS, Seller desires to sell and transfer to Purchaser certain assets (the "Assets"), subject to no liens, security interests, encumbrances, claims, charges or restrictions on the transfer thereof, and Purchaser desires to purchase and acquire the Assets, all upon and subject to the terms, provisions and conditions set forth herein;

         NOW, THEREFORE, in consideration of the forgiveness of indebtedness provided for in ARTICLE 2 below and the premises and the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, and subject to the terms, provisions and conditions hereof, the parties hereto agree as follows:

                                    ARTICLE 1
                           SALE AND PURCHASE OF ASSETS

         As soon hereafter as possible, at one or more Closings (as defined hereinafter), Seller shall assign, transfer and convey to Purchaser, full right, title and interest in and to the Assets, free and clear of any security interest, lien, mortgage, encumbrance, claim, or limitation or restriction on the transfer thereof, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Assets, in all cases subject to the terms, provisions and conditions hereof. For purposes of this Agreement, the term "Assets" shall mean:

         1. All of the outstanding capital stock owned by Seller in each of the following corporations:

                  Dadandme, Inc.
                  Ihomeline.com, Inc.
                  Ihomeline.co.uk, Inc.
                  Eonthestreet, Inc.
                  National Sweepstakes Show, Inc.
                  Beddis International, Ltd. a/k/a "LinksXpress.com, Inc."; and

         2.       All of the following registered trademarks:

                  JVWeb.com
                  Ihomeline.com
                  Homeline Talk Radio
                  National Sweepstakes Show
                  Sweepstakes News
                  Crisis-Communications
                  Dadandme



                                    ARTICLE 2
                          CONSIDERATION FOR THE ASSETS

         In consideration for the transfer of the Assets to Purchaser, Purchaser agrees to forgive $30,000 of the indebtedness owed by Seller to Purchaser.

                                    ARTICLE 3
                                     CLOSING

         The transactions provided for in or contemplated by this Agreement shall be consummated in one or more closings (referred to hereinafter as "Closings") as soon as possible after the execution of this Agreement. A Closing shall occur at each time at which Seller is in a position to convey to Purchaser title to an Asset, and at that Closing, Seller shall convey to Purchaser title to all Assets with respect to which Seller is in a position to convey (but has not previously conveyed) title. The Closings may occur at such place and time and in such manner as the parties hereto may agree to. Seller and Purchaser need not be physically present at any Closing but each Closing may be effected by the transmission among the parties, by means of faxes and ordinary or express mails, of all documents and instrument necessary to close the transactions provided for in or contemplated by this Agreement.

                                    ARTICLE 4
                               FURTHER ASSURANCES

         Following the date hereof, Seller shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by Purchaser to complete the transactions contemplated by this Agreement, and to perfect in Purchaser title to the Assets as contemplated herein.

                                    ARTICLE 5
                                  MISCELLANEOUS

         THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Seller nor Purchaser may assign its rights or obligations under this Agreement without the prior express written consent of the other party. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. No waiver by any party in one or more instances shall be deemed to be or construed as a further or continuing waiver or a waiver of any other matter than the matter expressly waived in writing.

         IN WITNESS WHEREOF, the parties hereto have executed and made effective this Agreement as of the day and year first above written.

                                    "SELLER"

                                    JVWEB, INC.



                                     By:_________________________________
                                     Eric McAfee,
                                     Executive Vice President

                                     "PURCHASER"



                                     ------------------------------------
                                     Greg J. Micek